UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 13, 2005


                                  ROLLINS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                 1-4422                                51-0068479
(State or other jurisdiction of            (Commission File Number)          (I.R.S. Employer Identification No.)
        incorporation)
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                2170 PIEDMONT ROAD, N.E., ATLANTA, GEORGIA 30324
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (404) 888-2000


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

[_]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Adoption of Nonqualified Deferred Compensation Plan.

     On June 13, 2005, the Compensation Committee of Rollins, Inc. (the
"Company") approved the Rollins, Inc. Deferred Compensation Plan (the "Plan").
The Company intends the Plan to comply with the provisions of the American Jobs
Creation Act of 2004 (which added Section 409A ("Section 409A") to the Internal
Revenue Code and imposed new requirements on deferred compensation arrangements) and other applicable law. The Company intends to amend the Plan as necessary to comply with the requirements of forthcoming Treasury Department and Internal
Revenue Service guidance issued under Section 409A.

     Participants. The Plan provides that employees eligible to participate in the Plan include those who are both A) members of a group of management or highly compensated employees (i.e., members of a "top-hat" group, for purposes of the Employee Retirement Income Security Act of 1974, as amended) and B) selected by the Committee administering the Plan (the "Committee"). All of the executive officers of the Company who were named in the Summary Compensation
Table included in the Company's most recently filed proxy statement (the "Named
Executive Officers") are eligible.

     Salary and Bonus Deferrals. The Plan provides that Participants may defer up to 50% of their base salary and up to 100% of their annual bonus with respect to any given Plan year, except that each such election is subject to a $2,000 per Plan year minimum. The Committee has discretion to establish different maximum and/or minimum deferral amounts or percentages with respect to any given
Plan year. Deferral amounts may be reduced if necessary to allow the Company to satisfy withholding and similar obligations. The Plan provides for Participants to make deferral elections for base salary each year during particular enrollment periods that end before the beginning of a Plan Year (or in such other time and manner that complies with Section 409A and any regulatory or other guidance issued thereunder). However, deferral elections for "performance-based compensation" (as defined under Section 409A and any regulatory or other guidance issued thereunder) must be made during particular enrollment periods that end at least six months before the end of the performance period with respect to which the compensation is earned.

     Company Contributions. The Plan provides that the Company may make discretionary credits to Participant accounts. The Company currently plans to credit accounts of Participants of long service to the Company with certain discretionary amounts ("Pension Plan Benefit Restoration Credits") in lieu of benefits that previously accrued under the Company's "Retirement Income Plan."
The Retirement Income Plan is a qualified defined benefit pension plan under which the Company ceased all future benefit accruals effective June 30, 2005.
The Company intends to make Pension Plan Benefit Restoration Credits under the
Plan for five years, with the first such credit being made in January 2007 for those Participants who are employed for all of the 2006 Plan year. The amount of the Pension Plan Benefit Restoration Credits will vary by formula based on the Participants' ages and years of service with the Company. Only employees with five full years of vested service on June 30, 2005 qualify for Pension Plan
Benefit Restoration Credits. The Company intends to make comparable payments on behalf of certain employees (i.e., certain employees who do not participate in the Plan) under the Company's 401(k) plan. The following Named Executive
Officers are expected to receive Pension Plan Benefit Restoration Credits, equal to the percentage of their annual contribution as set forth below:

                  PENSION PLAN BENEFIT RESTORATION CREDITS
                          OF NAMED EXECUTIVE OFFICERS

                                            PERCENTAGE OF ANNUAL SALARY
         -----------------------------------------------------------------------
         NAME                       (UP TO A MAXIMUM ANNUAL SALARY OF $210,000)
         -----------------------------------------------------------------------
         Mr. Randall Rollins                            3.0%
         Mr. Gary Rollins                               3.0%
         Mr. Glen Rollins                               1.5%
         Mr. Michael Knottek                            3.0%
         Mr. Harry Cynkus                               3.0%

The Company retains absolute discretion to reduce the amount of Pension Plan
Benefit Restoration Credits at any time for any reason, and may elect not to make Pension Plan Benefit Restoration Credits at all. The Company currently expects that the last Pension Plan Benefit Restoration Credits will be made with respect to the 2010 Plan year.



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

     In addition to the Pension Plan Benefit Restoration Credits, the Company may credit Participant accounts with discretionary amounts under the Plan in any amount and at any time. The Company may, but is not obligated to, make discretionary credits to Participants' accounts in order to restore the amount of any matching contributions with respect to the previous plan year which the Participant may have had forfeited from his 401(k) Plan in order to prevent the Plan from violating certain 401(k) plan nondiscrimination testing requirements.

     The Company has no other plans to credit any of the Named Executive
Officers with discretionary amounts.

     Account Maintenance, Accounting and Earnings. The Plan provides for
Company-maintained bookkeeping accounts with respect to all Participant deferrals and Company credits. The accounts are unfunded. Under the Plan, salary and bonus deferrals and Pension Plan Benefit Restoration Credits are generally
100% vested, but any discretionary credits other than Pension Plan Benefit
Restoration Credits would be subject to vesting in accordance with the matching contribution vesting schedule set forth in the Company 401(k) plan in which a Participant participates. If a Participant participates in more than one Company
401(k) plan, such discretionary credits would vest in accordance with the 401(k) plan's vesting schedule that would provide the Participant with the greatest vested percentage.

     Accounts will be credited with hypothetical earnings, and/or debited with hypothetical losses, based on the performance of certain "Measurement Funds."
Participants select Measurement Funds from a list of particular investment vehicles selected by the Committee and specify an allocation among them.
Currently, all Measurement Funds are third-party investment vehicles, and do not include Company common stock. However, the Committee has the discretion to discontinue, substitute, or add hypothetical investment vehicles to the list.
Subject to restrictions on the timing and number of permitted changes established by the Committee, and other conditions specified in the Plan, Participants may alter the allocation of their Measurement Funds periodically.

     Account values are calculated as if the funds from deferrals and Company credits had been converted into shares or other ownership units of selected
Measurement Funds by purchasing (or selling, where relevant) such shares or units at the current purchase price of the relevant Measurement Fund at the time of the Participant's selection. No such purchases or sales are actually made on behalf of Participants, however, and Participants do not have any real or beneficial ownership in the actual securities which a Measurement Fund tracks.
By participating in the Plan, Participants agree to indemnify the Company against any losses related to: (i) the Measurement Funds made available; and
(ii) any discrepancy that might result between the Company's method of crediting and debiting accounts and what an account balance might be had such amounts actually been invested in the Measurement Funds.

     Plan benefits are unsecured general obligations of the Company to the Participants, and these obligations rank in parity with the Company's other unsecured and unsubordinated indebtedness. Thus, deferrals of compensation and Company contributions are recorded on the Company's balance sheet as pension liabilities, and changes in the fair value of these liabilities are recorded as compensation cost on the Company's statement of income.

     The Company has established a "rabbi trust," which it intends to use to voluntarily set aside amounts to indirectly fund any obligations under the Plan.
Trust assets cannot be used for any other purpose unless the Company becomes insolvent, in which event, such assets may become subject to claims of the Company's other creditors. Participants and their beneficiaries will have no preferred claim on, or any beneficial ownership in, any assets of the trust.

     Trust assets are marked to market and reported as "other assets" on the Company's balance sheet. However, because the trust will be irrevocable, trust assets will no longer be available to fund future operations by the Company.
There is no tax deduction available for amounts contributed to the trust or earnings thereon, nor is there a deduction at the time compensation is deferred under the Plan. However, the Company will generally be entitled to deduct amounts distributed to a Participant when the Participant includes the amounts distributed in his or her income for federal income tax purposes, which would generally be expected to occur at the time the distribution is made.

     While the Company expects the funds in the trust to be sufficient to finance its liability to Participants under the Plan, there is no guarantee that trust assets will always be sufficient to fund Plan benefits. To the extent that the Company's obligations under the Plan exceed assets available under the trust, the Company would be required to seek additional funding sources to fund its liability under the Plan. The Company may decide to cease future funding of the trust, or alter the way in which funds held thereby are invested, at any time for any reason.



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     Distributions. Generally, the Plan provides for distributions of any deferred amounts upon the earliest to occur of a Participant's death, disability, retirement or other termination of employment (a "Termination
Event"). However, for any deferrals of salary and bonus (but not Company contributions), Participants would be entitled to designate a distribution date which is prior to a Termination Event (an "In Service Distribution Date"). Any
designation of an In Service Distribution Date would have to be made at the time of the deferral election.

     Subject to certain requirements imposed by Section 409A, In Service
Distribution Dates could be extended to a later In Service Distribution Date.
However, any such extension would have to be for at least five years, and made at least thirteen months before the unextended In Service Distribution Date. If a Termination Event occurred before an In Service Distribution Date, all amounts would be distributable upon the Termination Event, regardless of any In Service
Distribution Dates that may have been designated.

     Generally, the Plan allows a Participant to elect to receive distributions under the Plan in installments or lump-sum payments.

Material Relationships.

     None of the Company's Named Executive Officers has any material relationship with the Company or any of its affiliates apart from their respective relationships as directors and/or employees of the Company and its affiliates, ownership of Company and affiliate securities, and as otherwise previously disclosed in the Company's last filed annual proxy statement and periodic reports.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ROLLINS, INC.



Date:  June 17, 2005                   /s/ H.J. Cynkus
                                       -------------------------------------
                                       Harry J. Cynkus
                                       Chief Financial Officer and Treasurer




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